UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 13, 2009

PC Connection, Inc.
(Exact name of registrant as specified in charter)
Delaware	0-23827	02-0513618
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH	03054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (603) 683-2000

N/A
(Former name or former address, if changed since last report)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

On March 13, 2009, PC Connection, Inc. revised its financial results for the quarter and year ended December 31, 2008, pursuant to the completion of its previously announced goodwill impairment review.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.06.     Material Impairments

In connection with its year-end financial and accounting procedures,  PC Connection, Inc., a Delaware corporation (the “Company”), tested its goodwill and infinite-lived assets for possible impairment in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Based on its analysis, the Company concluded on March 12, 2009, that due to the continued deteriorating environment and the decline in the market value of its common stock, the goodwill held by its public sector segment is impaired. As a result, the Company recorded an additional non-cash impairment charge of $7.6 million, which represented the entire goodwill balance for this reporting unit. The Company will file on or before March 16, 2009 its Annual Report on Form 10-K for the year ended December 31, 2008, reflecting these goodwill charges and results of operations.  The impairment will not result in any current or future cash expenditures.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press Release issued by PC Connection, Inc. on March 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2009	PC CONNECTION, INC.

		By:	/s/ Jack Ferguson
Jack Ferguson
Executive Vice President, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by PC Connection, Inc. on March 13, 2009.